EXHIBIT 99.2


FOR IMMEDIATE RELEASE
JULY 7, 2005


     INTERLINE BRANDS, INC. EXPANDS ITS SPECIALTY DISTRIBUTOR MRO BUSINESS
                      WITH THE ACQUISITION OF COPPERFIELD

JACKSONVILLE, Fla., July 7, 2005 / PRNewswire / -- Interline Brands, Inc. (NYSE:
IBI) ("Interline" or the "Company"), a national distributor and direct marketer of maintenance, repair and operations (MRO) products, announced today that it has acquired Copperfield (CCS Enterprises, Inc.), a national distributor and direct marketer of specialty ventilation and chimney maintenance products. Copperfield is headquartered in Fairfield, Iowa. Copperfield's annual sales for their fiscal year ending November 2004 were $41 Million.

Interline funded the $70 million transaction with borrowings under its existing senior credit facility, including a new $50 million term loan. The Company expects the acquisition to be accretive to earnings in 2005.

"The acquisition of Copperfield fits well with our strategy of acquiring businesses with leadership positions in residential repair markets. We were attracted to Copperfield because of its strong catalog brand, national distribution coverage and EBITDA margins exceeding 20%," said Michael Grebe, President and Chief Executive Officer of Interline Brands. "We were able to acquire Copperfield at an attractive price, and believe the acquisition offers numerous ways to grow sales and improve profitability."

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"Copperfield's strengths in direct marketing and multi-channel sales fit extremely well with our operations and our culture. This acquisition enables us to continue to expand our HVAC business, and provides purchasing leverage and sourcing opportunities. Our goal is to utilize the existing Interline Brands infrastructure to improve operations, to expand our addressable market, and to cross sell items to Copperfield's customer base from the expansive Interline product offering," added Grebe. "We are very pleased to have the Copperfield management team join Interline Brands."

Founded in 1979, Copperfield has successfully followed a strategy of providing superior customer service to a broad range of specialty contractors and other distributors, through its skilled sales and service staff, a comprehensive catalog and an extensive product offering. Copperfield operates 6 distribution centers throughout the United States and employs over 125 associates. The company offers more than 5,000 brand name and private label repair and replacement items including chimney replacement and relining products, specialty ventilation components, hearth products and gas and electrical appliances.


ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 150,000 professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the company's business strategy, outlook, earnings projections, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the successful closing of the Copperfield transaction, the failure to locate, acquire and integrate acquisition candidates (including integrating Copperfield), material facilities systems disruptions and shutdowns, the dependence on key employees and certain other risks described in the company's Form 10-K, (Commission File No. 001-32380). These statements reflect the company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The company does not currently intend, however, to update the information provided today prior to its next earnings release.


CONTACT: TOM TOSSAVAINEN
PHONE:   904-421-1441